                                      EXHIBIT B

                  TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
                              DURING THE PAST SIXTY DAYS


SETTLEMENT                   FOR THE                  PRICE PER
   DATE          BY        ACCOUNT OF     QUANTITY      SHARE      TYPE OF TRADE     BROKER
----------    --------    -----------     --------    ---------    -------------     ------
 11/16/99     Partners    BVF              10,000      $2.9375         Sale           HRZG
----------    --------    -----------     --------    ---------    -------------     ------
 11/16/99     Partners    BVF              31,600      $2.9818         Sale           INET
----------    --------    -----------     --------    ---------    -------------     ------
 11/16/99     Partners    BVF Ltd.         20,000      $2.9818         Sale           INET
----------    --------    -----------     --------    ---------    -------------     ------
 11/18/99     Partners    BVF Ltd.          8,000      $2.9922         Sale           INET
----------    --------    -----------     --------    ---------    -------------     ------
 11/22/99     Partners    BVF             195,000      $2.8347         Sale           INET
----------    --------    -----------     --------    ---------    -------------     ------
 11/22/99     Partners    BVF              10,000      $2.8750         Sale           INET
----------    --------    -----------     --------    ---------    -------------     ------
 11/22/99     Partners    BVF Ltd.        100,000      $2.8347         Sale           INET
----------    --------    -----------     --------    ---------    -------------     ------
 11/22/99     Partners    ILL10            15,000      $2.8347         Sale           INET
----------    --------    -----------     --------    ---------    -------------     ------

     HRZG      =    Herzog, Hein & Geduld
     INET      =    Instinet